UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 5, 2016
_____________________
OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s telephone number, including area code: (713) 215-7000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On July 1, 2016, Occidental Petroleum Corporation (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, regarding a blackout period (the “Blackout Period”) under the Company’s Savings Account Plan and Retirement Account Plan (together, the “Plans”). The Blackout Period is a result of the transition to a new record keeper, and is expected to begin at 1:00 p.m. CST on August 4, 2016, and end the week of August 8, 2016.
On July 5, 2016, the Company sent a notice to its directors and executive officers informing them of trading restrictions in the Company’s common stock that will be imposed on them during the Blackout Period in accordance with the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 under Regulation BTR. A copy of the notice furnished to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.04.
During the Blackout Period, and for a period of two years after the end date thereof, a security holder, or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and end dates of the Blackout Period, by contacting the Company’s Corporate Secretary at 5 Greenway Plaza, Suite 110, Houston, Texas 77046 or via telephone at (713) 215-7000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers dated July 5, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 5, 2016
OCCIDENTAL PETROLEUM CORPORATION

By:     /s/ Jennifer M. Kirk
Name:    Jennifer M. Kirk

Title:	Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers dated July 5, 2016.